Exhibit 32.1

Certification of Principal Executive Officer

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of Carroll Bancorp, Inc. on Form 10-Q for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof, I, Russell J. Grimes, as President and Chief Executive Officer of Carroll Bancorp, Inc., hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	Such Form 10-Q for the period ended June 30, 2014 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Form 10-Q for the period ended June 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of Carroll Bancorp, Inc.

Date: August 12, 2014

/s/ Russell J. Grimes
Russell J. Grimes
President and Chief Executive Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.